As filed with the Securities and Exchange Commission on March 26, 1998.

                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549

                                     FORM 8-K


                                  CURRENT REPORT
    PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): MARCH 24, 1998

                           EXCEL LEGACY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                    0-2350                 33-0781747
(State or Other Jurisdiction    (Commission File Number)     (I.R.S Employer
       of Incorporation)                                    Identification No.)

   16955 VIA DEL CAMPO, SUITE 100
         SAN DIEGO, CALIFORNIA                                    92127
(Address of Principal Executive Offices)                       (Zip Code)


                                   (619) 485-9400
                (Registrant's telephone number, including area code)

                                  NOT APPLICABLE
           (Former Name or Former Address, if Changed Since Last Report)



                                     Page 1 of 134
                               Exhibit Index on Page 4

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ITEM 5. OTHER EVENTS.

        On March 24, 1998, the Registration Statement on Form 10 (File No. 0-23503) (the "Registration Statement") with respect to the previously announced intention of Excel Realty Trust, Inc., a Maryland corporation ("Excel"), to spin-off Excel Legacy Corporation ("Legacy"), a newly-formed Delaware corporation which is currently a wholly-owned subsidiary of Excel, was declared effective by the Securities and Exchange Commission, and Excel established March 31, 1998 as the distribution date upon which the shares of Legacy common stock will be distributed to stockholders of Excel in the spin-off.

        The spin-off will be effected through a dividend distribution to Excel stockholders of all Legacy common stock held by Excel. The distribution will consist of one share of Legacy common stock for each share of Excel common stock held on the record date (March 2, 1998). Upon completion of the spin-off, Legacy will cease to be a wholly-owned subsidiary of Excel and will operate as an independent public company. Excel stockholders will not have to pay for any shares of Legacy common stock received in the distribution or take any action to receive such shares.

         The above matters are more fully described in an information statement contained in the Registration Statement, which is being distributed to Excel stockholders and which is attached as an exhibit hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)   EXHIBITS.

       99.1 Information Statement, dated March 24, 1998, relating to the spin-off of Excel Legacy Corporation.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 26, 1998             EXCEL LEGACY CORPORATION


                                  By:  /s/ Gary B. Sabin
                                       -------------------------------------
                                       Gary B. Sabin
                                       President and Chief Executive Officer

                                   EXHIBIT INDEX

                                   DESCRIPTION

   99.1 Information Statement, dated March 24, 1998 relating to the spin-off of Excel Legacy Corporation.



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